
DJSP Enterprises, Inc.
British Virgin Islands
71%
DAL Group, LLC
Delaware
100%
100%
100%
DJS Processing, LLC
Delaware
Professional Title and Abstract Company of Florida, LLC
Delaware
Default Servicing, LLC
Delaware